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                                  EXHIBIT 10.49

                             SECOND AMENDMENT TO THE
                                 BELDEN CDT INC.
                             RETIREMENT SAVINGS PLAN

WHEREAS, Belden CDT Inc. (hereinafter referred to as the "Company") established the Belden CDT Inc. Retirement Savings Plan (hereinafter referred to as the "Plan") restated as of January 1, 2005 for the benefit of certain employees of the Employer;

WHEREAS, Section 1 of Article XVIII of the Plan provides that the Company may amend the Plan at any time by resolution of the Company's Board of Directors or by any persons authorized by resolution of the Directors to make amendments;

WHEREAS, the Plan must be amended to conform to the final 401(k) and 401(m) regulations published on December 29, 2004. This Amendment is intended as good faith compliance with the requirements of the final 401(k) and 401(m) regulations and is to be construed in accordance with these regulations and guidance issued thereunder;

WHEREAS, the Company deems it desirable to make certain revisions to the Plan regarding the investment fund designed to invest primarily in employer securities effective January 1, 2006 (unless expressly noted otherwise); and

WHEREAS, the Company deems it desirable to make certain revisions to Plan regarding the interest rate for Participant loans.

NOW, THEREFORE, the Plan is amended hereinafter set forth.

1. Article I is amended to delete definition 8 and replace it with the following:

      "8. Prior to the discontinuance beginning after December 31, 2006, the "Belden CDT Stock Fund" meant the Investment Fund virtually all invested in Belden CDT Stock, as further described in Article XVI, Section 2(B). Before July 15, 2004, the Belden CDT Stock Fund was known as the Belden Stock Fund."

2. Article IV Section 3 is deleted and replaced with the following

      "Section 3. Transmittal to Trustee

      Elective Deferrals shall be deposited with the Trustee as of the earliest date the contributions can reasonably be segregated from the Employer's general assets. In no event shall those amounts be deposited later than 90 days from the date the amounts would otherwise have been payable to the Participant in cash or, effective February 3, 1997, later than 15 business days (plus any extension permitted by final Department of Labor regulation) after the end of the month during which the amounts would otherwise have been payable to the Participant in cash.

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      Effective for Plan Years beginning on or after January 1, 2006, Elective
      Deferrals must be deposited with the Trustee after the Employee's performance of service with respect to which the Elective Deferrals are made or, if earlier, when the cash or other taxable benefit would be currently available. This requirement shall not apply to Elective Deferrals for a pay period that occasionally are made before the services with respect to that pay period are performed if the contributions are made early to accommodate bona fide administration considerations and are not paid early with a principal purpose of accelerating deductions."

3. Article VI Section 3 (A), the first paragraph is deleted and replaced with the following:

      "(A) Nondiscrimination Test

      For each Plan Year the Plan must satisfy a special nondiscrimination test to be referred to as the Actual Deferral Percentage Test (ADP Test). However, for Plan Years beginning after December 31, 1998, the ADP Test is deemed to have been satisfied".

4. Article VII Section 2 is amended by the adding of paragraph (D) to the end of the Section as follows:

      "(D) Transmittal to Trustee

      Effective for Plan Years beginning on or after January 1, 2006, Employer Matching Contributions attributable to Elective Deferrals must be deposited with the Trustee after the Employee's performance of service with respect to which the Elective Deferrals are made or, if earlier, when the cash or other taxable benefit would be currently available. This requirement shall not apply to any Forfeitures allocated as Employer Matching Contributions and contributions for a pay period that occasionally are made before the services with respect to that pay period are performed if the contributions are made early to accommodate bona fide administration considerations and are not paid early with a principal purpose of accelerating deductions."

5. Article VII, Section 3(C) the last paragraph is deleted and replaced with the following:

      "Notwithstanding the above, the Company may elect pursuant to a resolution that the Qualified Nonelective Contributions may be allocated only to Eligible Participants who are Nonhighly Compensated Employees. The Company may also elect that the amounts of Qualified Nonelective Contributions be evenly distributed to the Eligible Participants who are Nonhighly Compensated Employees. Lastly, the Board of Directors may elect to allocate Qualified Nonelective Contributions to the Eligible Participants employed on the last day of the Plan Year who are Nonhighly Compensated Employees in order of compensation beginning with the Employee with the lowest compensation with each Employee receiving the maximum amount of Qualified Nonelective Contributions allowed under Article IX, effective for Plan Years beginning on or after January 1, 2006, are not more than 5% of Compensation until sufficient Qualified Nonelective Contributions have been contributed to satisfy the Actual Deferral Percentage Test and the Actual Contribution Percentage Test. Any

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      Qualified Nonelective Contributions to be included in the Actual Deferral
      Percentage Test or Actual Contribution Percentage Test must be contributed within 12 months of the end of the applicable year, even though the applicable year is different from the Plan Year being tested."

6. Article VIII, Section 1 (A), the first paragraph is deleted and replaced with the following:

      "(A) Nondiscrimination Test

      In addition to meeting the Actual Deferral Percentage Test as defined in
      Article VI, the Plan must satisfy for each Plan Year a nondiscrimination test to be referred to as the Actual Contribution Percentage Test (ACP
      Test). However, for Plan Years beginning after December 31, 1998, the Actual Contribution Percentage Test is deemed to have been satisfied with respect to matching contributions. "

7. Article XI, Section 5 is deleted and replaced with the following:

      "Section 5 Investment of Employer Matching Contributions Account

      Effective January 1, 2006, all of the Employer Matching Contributions will be invested in accordance with Sections 1 and 2 of this Article XI. Any Matching Contributions received for a Participant for which the Participant has not made an investment election or which is not governed by any prior section of Article XI shall be invested in accordance with
      Section 8 of this Article.

      Effective January 1, 2006, a Participant may transfer all or a portion of the Participant's Company Matching Contributions Account out of the Belden CDT Stock Fund to other Investment Funds as of any Valuation Date. Participants may not transfer any portion of their Accounts into the Belden CDT Stock Fund. This transfer is executed using procedures similar to those specified in Section 3 of this Article.

      Additional restrictions on the timing of this election apply to officers of the Employer required to comply with Section 16 of the Securities Exchange Act of 1934 (as amended) and regulations issued thereunder.

      Prior to January 1, 2006, regardless of the Participant's election pursuant to the other sections in this Article, all of the Employer Matching Contributions Account were invested in the Belden CDT Stock Fund (effective January 11, 2000 for Participants of Belden Communications and effective January 1, 2005 for former CDT Retirement Savings Plan Participants).

      Prior to January 1, 2006, a Participant could transfer all or a portion of the Participant's Company Matching Contributions Account into the Belden CDT Stock Fund or out of the Belden CDT Stock Fund to other Investment Funds as of any Valuation Date. This transfer is executed using procedures similar to those specified in Section 3 of this Article.

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      Prior to January 1, 2004, a Participant may transfer all or a portion of the Participant's Company Matching Contributions Account invested in the Belden CDT Stock Fund to other Investment Funds as of any Valuation Date. This transfer is executed using procedures similar to those specified in
      Section 3 of this Article. Additional restrictions on the timing of this election apply to officers of the Employer required to comply with Section 16 of the Securities Exchange Act of 1934 (as amended) and regulations issued thereunder.

      Prior to March 1, 2002, a Participant may transfer all or a portion of the Participant's Company Matching Contributions Account as of any Valuation Date on or after the Participant reaches age 55. This transfer is executed using procedures similar to those specified in Section 3 of this Article. Additional restrictions on the timing of this election apply to officers of the Employer required to comply with Section 16 of the Securities Exchange Act of 1934 (as amended) and regulations issued thereunder."

8. Article XII, Section 2(B) is amended by inserting the following first paragraph

      For new loans effective on or after January 1, 2006, the interest rate shall be reset annually at the bank prime loan rate provided on www.Federalreserve.gov established as of the last business day of the prior calendar year.

9. Article XII, Section 5(B) is deleted and replaced with the following:

      "(B) Order of Withdrawal

      Effective January 1, 2007, the loan amount is taken from Accounts in the following order: Elective Deferrals Account, Rollover Account, Employer After-Tax Contributions Account, from any other Accounts (other than the Company Matching Contributions Account), lastly from the Company Matching Contributions Account. Within each Account, the loan amount is taken from the Investment Funds pro rata."

      Prior to January 1, 2007, the loan amount is taken from Accounts in the following order: Elective Deferrals Account, rollover Account, Employer After-Tax Contributions Account, from any other Accounts (other than the Company Matching Contributions Account), lastly from the Company Matching Contributions Account. Within each Account, the loan amount is taken first from the Investment Funds pro rata other than the Belden CDT Stock Fund or the Investment Fund primarily holding Cooper Industries, Inc. stock, second from the Investment Fund holding primarily Cooper Industries, Inc. stock, and third from the Belden CDT Stock Fund."

10. Article XIII Section 3(A)(vii) is deleted and replaced with the following:

            "(vii) Expenses for the repair of damage to the employee's principal residence that would qualify for the casualty deduction under
                   Section 165 of the Internal Revenue Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

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            (vii) Other needs announced by the appropriate governmental authority in a document of general applicability to constitute immediate and heavy needs."

11. Article XIII, Section 6 is deleted and replaced with the following:

      "Section 4. Direct Rollovers of Withdrawals; Payment in Cash or Shares

      Withdrawals are subject to the provisions of Section 6 of Article XIV. However, effective as of October 1, 1999 withdrawals of Elective Deferrals under Section 1 of this Article; and effective January 1, 2002, any withdrawals permitted under the Plan under Section 1 of this Article are not subject to Section 6 of Article XIV. Withdrawals are also subject to the provisions of Section 1 of Article XIV."

      Effective January 1, 2007 or such later date as when the Belden CDT Stock Fund is completely eliminated, all distributions shall be paid in cash.

      Prior to January 1, 2007, all distributions shall be paid in cash, including whole shares of stock from the Belden CDT Stock Fund unless the recipient elects to receive payment in shares of Belden CDT Stock."

12. Article XIV, Section 1(B) is deleted and replaced with the following:

      "(B) Distribution in Cash or Shares

      Effective January 1, 2007 or such later date as when the Belden CDT Stock Fund is completely eliminated, all distributions shall be paid in cash.

      Prior to January 1, 2007, all distributions shall be paid in cash, including whole shares of Belden CDT Stock unless the recipient elects to receive payment in shares of Belden CDT Stock."

13. Article XVI, Section 2(B) is deleted and replaced with the following:

      "(B) Beginning on or after January 1, 2007, the Company will discontinue, gradually or completely, the Belden CDT Stock Fund. The Company may retain a third party as fiduciary or co-fiduciary for this purpose.

      Effective January 1, 2006, company matching contributions will be paid in cash and allocated to the Investment Funds in accordance with the Participant's election under Sections 1 and 2 of Article XI.

      Until the Belden CDT Stock Fund is discontinued, the Investment Funds included the Belden CDT Stock Fund. A portion of the Belden CDT Stock Fund may be invested in short-term fixed income investments and money market investments. Pursuant to the direction of the Company, the Trustee (or investment fund manager) is authorized to acquire, hold and dispose of Belden CDT Stock. As provided for in ERISA Section 404(a)(2), the fiduciary duty of diversifying plan investments is not violated by the

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      establishment and maintenance of this Belden CDT Stock Fund. The Company may decide that this fund not hold contributions other than Employer Matching Contributions.

      Prior to January 1, 2006, contributions to the Belden CDT Stock Fund may be paid by contributing (i) newly issued shares of Belden CDT Stock, (ii) treasury shares of Belden CDT Stock, or (iii) cash with the instruction to the Trustee to spend such cash to acquire Belden CDT Stock. Contributions to other Investment Funds must be paid in cash.

      Participants who have shares of Belden CDT Stock in their Participant Accounts shall be named fiduciaries with respect to the voting of such shares and shall have the following rights and responsibilities.

            (i) Prior to each annual or special meeting of the shareholders of Belden Inc., the Company shall direct the Trustee to furnish each Participant to whose Account shares of Belden CDT Stock are allocated a copy of the proxy solicitation material together with a form requesting confidential voting instructions with respect to the voting of such shares. The Company shall also direct the Trustee as to how to handle the voting of shares for which the Trustee does not receive instructions. The Company shall instruct the Trustee to vote shares on which instruction is received as directed by the Participants and shall vote shares on which no instruction is received in the same proportion as the shares on which instruction was received. Upon receipt of such instructions, the Company hereby directs the Trustee to then vote in person or by proxy such shares of Belden CDT Stock as so instructed.

            (ii) The Company shall direct the Trustee to furnish each Participant to whose Account shares of Belden CDT Stock are allocated notice of any tender or exchange offer for or a request or invitation for tenders or exchanges of Belden CDT Stock made to the Trustee. The Company also directs that the Trustee shall request from each such Participant instructions as to the tendering or exchanging of the shares of Belden CDT Stock allocated to the Participant's Account as well as to the tendering or exchanging of shares for which the Trustee does not receive instructions. The Company shall instruct the Trustee to vote shares on which instruction is received as directed by the Participants and shall vote shares on which no instruction is received in the same proportion as the shares on which instruction was received. The Company directs that the Trustee shall provide Participants with a reasonable period of time in which they may consider any such tender or exchange offer for or request or invitation for tenders or exchanges of Belden CDT Stock made to the Trustee. Within the time specified by the Trustee, as directed by the Company, the Trustee shall tender or exchange such shares as to which the Trustee has received instructions to tender or exchange.

            (iii) Instructions received from Participants by the Trustee regarding the voting, tendering, or exchanging of Belden CDT Stock shall be held in strictest confidence and shall not be divulged to any other person, including officers

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                  or employees of the Company, except as otherwise required by law, regulation, or lawful process."

IN WITNESS WHEREOF, Belden CDT Inc., by its duly authorized officer, executes this amendment on the 13th day of March, 2006.

                                     BELDEN CDT INC.

                                     By /s/ CATHY ODOM STAPLES
                                        -----------------------------
                                            Cathy Odom Staples

ATTEST:

                                    Its Vice President, Human Resources

/s/ EIVIND J. KOLEMAINEN
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